FORM OF CONVERTIBLE SUBORDINATED NOTE


$3,000,000                                            Providence Forge, Virginia
                                                               February __, 1997

         FOR VALUE RECEIVED, the adequacy of which is hereby acknowledged, Colonial Downs Holdings, Inc., a Virginia corporation with its principal office located at 3610 N. Courthouse Road, Providence Forge, Virginia 23140 (the "Maker"), hereby promises to pay to the order of CD Entertainment Ltd. (the "Holder"), with its principal office located at 1231 Main Avenue, Cleveland, Ohio 44113, the principal sum of Three Million Dollars ($3,000,000), or so much thereof as shall have been advanced by the Holder at any time and not hereafter repaid, together with interest thereon from the date hereof until payment in full at the Charged Rate (as defined below).

1. Payment of Principal. All principal outstanding hereunder shall be due in one payment, in full, on February 29, 2000. Principal of and interest on this Note are payable in lawful money of the United States of America at the Holder's address stated above, or at such other place as the Holder shall designate to the Maker in writing.

2.       Interest.

         a. For purposes of this Note, the following terms shall have the meanings given them in this Subsection a.:

                  i. "Adjusted Eurodollar Rate." For each calendar month until this Note is paid in full, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage:

                  ii. "Eurodollar Business Day." A day (other than a Saturday, Sunday, or legal holiday) on which banks are open for business in New York City and on which there is trading by and between banks in United States dollar deposits in the interbank Eurodollar market.

                  iii. "Eurodollar Rate." For each calendar month, the interest rate per annum (rounded upward, if necessary, to the next one-sixteenth of one percent) at which United States dollar deposits are offered to First Bank National Association (the "Bank") in the interbank Eurodollar market two (2) Eurodollar Business Days prior to the first day of such calendar month for delivery in immediately available funds on the first day of such month and in an amount approximately equal to the outstanding principal amount of the Note and for a thirty (30) day maturity; provided, that in lieu of determining the rate in the foregoing manner, the Holder may substitute the per annum Eurodollar rate (LIBOR) for United States dollars displayed on the Telerate Systems, Inc. screen, page 3750 (or other applicable page) on the first day of such calendar month.

                  iv. "Eurodollar Reserve Percentage." As of any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any basic, supplemental, or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Federal Reserve Board. The rate of interest applicable to the outstanding principal balance of the Note shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.


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         b. This Note shall bear interest on the unpaid principal amount as a variable rate per annum equal to the sum of (1) the Adjusted Eurodollar Rate, plus two (2) percent (2.00%) (the "Charged Rate"). The Charged Rate shall be adjusted monthly on the first day of each calendar month and each change in the Charged Rate shall result immediately, without notice or demand of any kind, in a corresponding change in the interest rate under the Note. Interest shall be payable on the last day of each calendar quarter and, in the event of a permitted prepayment, on the date of such prepayment. The Holder shall provide the Maker with notice of the Charged Rate periodically in order to permit the Maker to make timely payments hereunder.

         c. Any amount not paid when due under this Note, whether at the date scheduled for payment or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the Charged Rate, plus four (4) percent (4.00%) (the "Default Rate").

3. Facility Fee. The Maker shall pay to the Holder an annual facility fee (the "Facility Fee") equal to one-quarter (1/4) of one percent (1%) of the amount of principal outstanding hereunder. The Facility Fee shall be due and payable to the Holder on the date hereof and on the same day of each subsequent year until this Note is paid in full.

         4. Security. This Note is to be secured by a second deed of trust on the Maker's racetrack facility located in New Kent County, Virginia.

5.       Subordination.

         a. The payment of principal and interest on this Note (including, for all purposes of these subordinate terms, all premiums and other amounts payable on or in respect thereof) is expressly made subordinate and subject in right of payment to the prior payment of indebtedness for the construction and completion of the Maker's racetrack in New Kent County, Virginia, and the acquisition, construction, renovation and equipping of satellite wagering facilities, among other uses, incurred by the Maker in conjunction with a public offering of the Maker's stock (such indebtedness, the "Senior Indebtedness").

         b. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Maker or to its creditors as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Maker, whether partial or complete and whether voluntary or involuntary and whether involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Maker, then and in any such event the holders of the Senior Indebtedness, shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the Holder shall be entitled to receive any payment on account of this Note.

         c. In the event and during the continuation of any default in the payment when due of any principal of or interest on or any other amount payable in respect of any Senior Indebtedness, unless and until such payment shall have been made, then no payment shall be made by the Maker, on or in respect of this Note.

6. Prepayment. Subject to Paragraph 7(c), the Maker may prepay this Note at any time upon thirty (30) days' prior written notice to the Holder at a price equal to the principal amount outstanding hereunder, plus interest accrued thereon through the date of such prepayment.

7. Covenants. So long as any indebtedness under this Note remains outstanding, the Maker shall not, without the prior written consent of the Holder:

        a. authorize, issue, or enter into any agreement providing for the issuance (contingent or otherwise) of (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (ii) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities); provided that the Maker may, without the Holder's consent, issue up to an aggregate of 100,000 shares of its common stock;

         b. merge or consolidate with any person or permit any subsidiary to merge or consolidate with any person (other than a wholly owned subsidiary); provided that a subsidiary may merge with another person so long as after such merger, the Maker owns at least 80% of the (i) capital stock of the surviving corporation possessing the right to vote for the election of directors and (ii) number of shares of the common stock of the surviving corporation then outstanding;

         c. sell, lease, or otherwise dispose of, or permit any subsidiary to sell, lease, or otherwise dispose of, more than 50% of the consolidated assets of the Maker and its subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value);

         d. issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any subsidiary to any person (other than the Holder or a permitted assignee of the Holder) if immediately after such issuance or sale, the Maker owns less than 80% of the (i) capital stock possessing the right to vote for the election of directors and (ii) the number of shares of the common stock of any subsidiary then outstanding;

         e. liquidate, dissolve, or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company or into partnership or other noncorporate form); or

         f. make any amendment to the Articles of Incorporation or the Maker's bylaws or file a resolution of the Board of Directors with the Virginia State Corporation Commission containing any provisions which would increase the number of authorized shares of common stock of the Maker or adversely affect or otherwise impair the rights of the Holder under the Agreement.

8.       Conversion.

         a. All or any portion of the unpaid principal balance shall be convertible into shares of Class B Common Stock of the Maker, $.01 par value per Share (the "Class B Common Stock") at any time upon the election of the Holder, subject to obtaining the approval, if any is required, of the Virginia Racing Commission (the "Commission"). The number of shares of Class B Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the amount of the then-unpaid principal balance of this Note and accrued interest thereon, as specified in the notice described in Subsection 8.c. below for conversion, by 105% of the initial public offering price per share of the Maker's Class A Common Stock (the "Conversion Price").

         b. Any Conversion Shares shall have the registration rights set forth in the Registration Agreement among the Maker, the Holder, and certain shareholders of the Maker dated of even date herewith.

         c. Holder may convert all or any portion of the unpaid principal balance of this Note into Conversion Shares at any time prior to maturity of this Note or upon notice of the Maker's intent to prepay this Note. Before the Holder shall be entitled to convert this Note into Conversion Shares, it shall give written notice by mail, postage prepaid, to the Maker at its principal corporate office, of the election to convert the same. Such notice shall state therein the date, which shall be within thirty (30) days of the date of such notice, on which such conversion shall occur. The Maker at its own expense shall issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of Conversion Shares to which the Holder of this Note shall be entitled. At the time such certificates are issued, accrued interest on the amount of principal shall be paid by the Maker to the Holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of conversion specified in such written notice, and the Holder of this Note shall be treated for all purposes as the record holder of such Conversion Shares. To the extent that the entire unpaid balance of this
Note is not being converted in Conversion Shares, the Maker of this Note shall credit the Note on its books to the extent of the principal being converted by the Holder into Conversion Shares.

         d. No fractional share of Class B Common Stock shall be issued upon conversion of this Note. In lieu of the Maker issuing any fractional share to the Holder upon the conversion of this Note, the Maker shall pay, in cash, to the Holder the amount of outstanding principal that is applicable to such fractional share.

         e. At its expense, the Maker shall, as soon as practicable thereafter, issue and deliver to such the Holder at such principal office a certificate or certificates for the number of Conversion Shares to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities and other laws in the opinion of counsel to the Maker), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above and for all amounts accrued as of the date of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date specified in such notice, and on and after such date the Holder of this Note entitled to receive the Conversion Shares shall be treated for all purposes as the record holder of such Conversion Shares. Upon conversion of this Note and delivery of the check described above, the Maker shall be forever released from all its obligations and liabilities under this Note to the extent of the amount of unpaid principal and accrued interest thereon that the Holder has elected to convert into Conversion Shares.

9.       Conversion Price Adjustments

         a. In the event the Maker should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class A Common Stock or Class B Common Stock (collectively, the "Common Stock") or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of Conversion Shares issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

         b. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of Conversion Shares issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

         c. In the event of (i) any taking by the Maker of a record of the holders of any class of securities of the Maker for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (ii) any capital reorganization of the Maker, any reclassification or recapitalization of the capital stock of the Maker or any transfer of all or substantially all of the assets of the Maker to any other person or any consolidation or merger involving the Maker, or (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Maker, the Maker will mail to the Holder of this Note a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective and the record date of determining stockholders entitled to vote thereon, and (C) the new Conversion Price after giving effect to the adjustment event, which new Conversion Price shall represent an appropriate increase or decrease in the Conversion Price to preserve the proportionate amount of Conversion Shares. Such notice shall be mailed at least twenty (20) days prior to the date described in clause (A) or
(B) above.

         d. The Maker shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock such number of shares that are solely for the purpose of effecting the conversion of the Note into such number of Conversion Shares as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder of this Note, the Maker will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes.

10. Events of Default. "Events of Default" whenever used herein means any one or more of the following defaults shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

         a. Default in the payment of any installment of interest, the Facility Fee, the principal of this Note, or any other amount payable hereunder when such payment becomes due and payable, whether at maturity, by acceleration or otherwise, and such default shall continue unremedied for a period of fifteen
(15) days;

         b. Default in the performance or breach of any other agreement, covenant, or warranty of the Maker contained in this Note, and such default or breach shall continue unremedied for a period of thirty (30) days after the date on which written notice of such default or breach, requiring the Maker to remedy the same, shall have been given to the Maker by the Holder, or such longer period, provided that the default is of a nature that cannot be remedied within thirty (30) days and the Maker has within the thirty (30) day period instituted curative action and diligently and continuously pursues such action to completion;

         c. The entry of a decree or order by a court having jurisdiction adjudging the Maker as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Maker under federal bankruptcy laws or any similar federal or state law for the relief of debtors ("Bankruptcy Law") or appointing a receiver, liquidator, assignee, trustee, conservator, sequestrator, or assignee in bankruptcy or insolvency of the Maker or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order shall have continued undischarged and unstayed for a period of thirty (30) days;

         d. The Maker shall commence a voluntary case or shall consent to the entry of an order for relief in any involuntary case under Bankruptcy Law or shall consent to the appointment of or taking possession by a receiver, liquidator, custodian, sequestrator, trustee, or assignee of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

         e. There shall have occurred any circumstance or event which, upon the lapse of time, the giving of notice, or both, would constitute an event of default under the Senior Indebtedness of the Maker, except if the same is cured or waived within any applicable grace period.

11. Remedies. If an Event of Default occurs and is continuing (unless waived in writing by the Holder) then and in each and every case, unless the entire principal of this Note already shall have become due and payable, the Holder may, by a notice in writing to the Maker, declare the principal and the accrued interest on this Note to be immediately due and payable. The principal and accrued interest on this Note shall become and shall be immediately due and payable upon such declaration.

12.      Miscellaneous

         a. The Maker hereby waives presentment, notice of dishonor, protest, and diligence in bringing suit against the Maker. Acceptance by the Holder of any payment which is less than the full amount then due and owing hereunder shall not constitute a waiver of the Holder's right to receive payment in full at such time or at any prior or subsequent time. The Maker consents that the time of payment may be extended an unlimited number of times before or after maturity without notice to the Maker, and that the Maker shall not be discharged by reason of any such extension or extensions of time. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

         b. Notwithstanding the foregoing, if at any time implementation of any provision hereof shall cause the interest contracted for or charged herein and collectible hereunder to exceed the applicable lawful maximum rate, then the interest shall be limited to such lawful maximum.

         c. The Maker shall be liable for any and all costs and expenses of collection of the interest required to be paid hereunder, including, without limitation, reasonable attorneys' fees, arising by virtue of an Event of Default.

         d. This Note shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia. If any provision herein shall be unenforceable, such unenforceable provision shall not render the remaining provisions hereof unenforceable or invalid.

         e. This Note shall be binding upon the Maker and the Maker may not assign its obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights hereunder, in whole or in part, to one or more corporations, limited liability companies, partnerships, trusts, or other entities which are under common control, or controlled through equity ownership and/or voting control, by the Holder or Jeffrey P. Jacobs; it being acknowledged that (i) any entity managed or controlled by Jacobs Entertainment Ltd. ("JEL") or Jeffrey P. Jacobs, or (ii) any entity in which either JEL or Jeffrey P. Jacobs is one of the trustees and/or one of the beneficiaries constitutes common control.
                                                   COLONIAL DOWNS HOLDINGS, INC.



                                        By: ___________________________________

                                      Name:

                                     Title: